SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                 Mid-Atlantic Community Bankgroup, Incorporated
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                MID-ATLANTIC COMMUNITY BANKGROUP, INCORPORATED


Dear Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Mid-Atlantic Community BankGroup, Incorporated (the "Company"), which will be held on April 28, 1998 at 7:00 p.m. at the Abingdon Ruritan Club on Guinea Road, Bena, Virginia.

         At the Annual Meeting, 14 directors will be elected for a one year term. Shareholders will also vote to approve the Company's 1998 Incentive Plan. The formal Notice, Proxy and Proxy Statement containing information about matters to be acted upon are enclosed. Also enclosed is management's Annual Report to Shareholders, which will be reviewed at the Annual Meeting.

         Please complete, sign and return the enclosed Proxy as soon as possible. Whether or not you will be able to attend the Annual Meeting, it is important that your shares be represented and your vote recorded.

         The Board of Directors and management of the Company appreciate your continued support and look forward to seeing you at the Annual Meeting.

                                         Sincerely yours,



                                         WILLIAM J. FARINHOLT
                                         President and
                                         Chief Executive Officer

Gloucester, Virginia
April 3, 1998

                 MID-ATLANTIC COMMUNITY BANKGROUP, INCORPORATED
                     7171 George Washington Memorial Highway
                              Gloucester, VA 23061

                                 (804-693-0628)

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ---------------


         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Mid-Atlantic Community BankGroup, Incorporated (the "Company") will be held at the Abingdon Ruritan Club on Guinea Road, Bena, Virginia, on April 28, 1998 at 7:00 p.m. for the following purposes:

         1.       To elect 14 directors for a term of one year each;

         2.       To approve the Company's 1998 Incentive Plan;

         3. To ratify the appointment by the Board of Directors of the firm of Yount, Hyde & Barbour, P.C. as the Company's independent auditors for the year ending December 31, 1998; and

         4. To transact such other business as may properly come before the meeting. Management is not aware of any other business, other than procedural matters incident to the conduct of the Annual Meeting.

         The Board of Directors of the Company has fixed the close of business on March 27, 1998 as the record date for determining the shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.



                                      By Order of the Board of Directors,


                                      Kathleen C. Healy
                                      Vice President and Secretary

Gloucester, Virginia
April 3, 1998


------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THIS MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THIS MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
------------------------------------------------------------------------------

        PROXY STATEMENT OF MID-ATLANTIC COMMUNITY BANKGROUP, INCORPORATED

                                  INTRODUCTION

         This Proxy Statement is furnished to holders of Common Stock, par value $5.00 per share, of the Company ("Company Common Stock") in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Abingdon Ruritan Club on Guinea Road, Bena, Virginia, on April 28, 1998 at 7:00 p.m. and at any adjournment thereof. At the Annual Meeting, 14 directors will be elected for a term of one year each. Shareholders also will be asked to approve the Company's 1998 Incentive Plan and to ratify the appointment of Yount, Hyde & Barbour, P.C. as independent auditors for the year ending December 31, 1998.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and regular employees of the Company and its subsidiaries may solicit proxies in person or by telephone. The approximate date on which this Proxy Statement and the proxy are being mailed to the Company's shareholders is April 3, 1998.

         The Board of Directors has fixed the close of business on March 27, 1998 as the record date (the "Record Date") for the determination of the holders of Company Common Stock entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 2,187,666 shares of Company Common Stock issued and outstanding and 930 record holders. Each share of Company Common Stock is entitled to one vote at the Annual Meeting. The Company had no other class of equity securities outstanding at the Record Date.

         As of the Record Date, directors and executive officers of the Company and their affiliated persons and entities as a group, owned of record and beneficially a total of 466,096 shares of Company Common Stock, or approximately 21% of the shares of Company Common Stock outstanding on such date. Directors and executive officers of the Company have indicated an intention to vote their shares of Company Common Stock FOR the proposals described herein.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained thereon. If no contrary instructions are given, each proxy received will be voted "for" the proposals described herein. Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing written notice thereof with the Secretary of the Company (Kathleen C. Healy, Secretary, P. O. Box 416, 14833 George Washington Memorial Highway, Glenns, Virginia 23149); (ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting or at any adjournment thereof and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         Abstentions will be counted for purposes of determining the existence of a quorum. A quorum for the Annual Meeting will exist if holders of a majority of the shares of Company Common Stock are present in person or represented by proxy.

         A broker who holds shares in street name has the authority to vote on certain items when he has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters put to shareholders without instructions from the beneficial owner. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a broker non-vote. Under the circumstances where the broker is not permitted to or does not exercise its discretion, assuming proper disclosure to the Company of such failure to vote, broker non-votes will be counted for purposes of determining the existence of a quorum.

         In the election of directors, those receiving the greatest number of votes will be elected even if they do not receive a majority. The proposal to approve the Company's 1998 Incentive Plan will be approved if a majority of the shares voted, in person or by proxy, vote in favor of the proposal. Abstentions and broker non-votes will not be considered a vote for, or a vote against, a director.

         The principal offices of the Company are at 7171 George Washington Memorial Highway, Gloucester, Virginia 23061, telephone: (804) 693-0628.


                              ELECTION OF DIRECTORS

Election of Directors; The Nominees

         The Board currently is comprised of 14 members, all of whom are nominees for re-election. The following table sets forth, for each Director, name and age, principal occupation, year of first election to the Board or previously to the Board of Directors of Peninsula Trust Bank, Incorporated and beneficial ownership of Company Common Stock as of March 17, 1998.

                                                                                             Shares Beneficially
                                                                                                Owned (1 & 2)
                                                                                             -------------------
                                  Principal Occupation                         Director
Name (age)                        & Position with Company                       Since                No.          %
----------                        -----------------------                       -----                ---          -


Charles F. Bristow                Farmer-Gloucester                              1988             10,000        .46
(75)                              Director

John R. Curtis                    Banking Consultant, Retired Regional           1989              5,600        .26
(66)                              Director FDIC-
                                  Richmond
                                  Director

Charles F. Dawson                 Land Surveyor/Principal, Bay Design            1988             10,790        .49
(56)                              Group P.C.-Saluda
                                  Director

W. J. Farinholt                   President and CEO, Mid-Atlantic                1988             72,850       3.28
(51)                              Community BankGroup,
                                  Incorporated
                                  Director

William D. Fary                   Owner, Bill Fary Ford, Inc.-                   1988             23,300       1.06
                                  Gloucester
(68)                              Director

Robert D. Foster                  President, Tre-Suz-Ann                         1988             84,092       3.84
(55)                              Development/Foster Management; VP,
                                  Foster Realty-
                                  Gloucester
                                  Director

Harry M. Healy                    Retired President, Bailey                      1988             29,000       1.32
(64)                              Amusements-Gloucester
                                  Director

Jeanne P. Hockaday                President, Coldwell Banker                     1990              8,600        .39
(50)                              Virginia Country Realty-Gloucester
                                  Director

Joseph A. Lombard, Jr., DDS       Owner/Dentist, Lombard Luckam &                1988             54,206       2.47
(51)                              Smith-Gloucester
                                  Director

George A. Marston, Jr.            Retired Owner, Oakland Farm-                   1992             27,000       1.23
                                  Norge
(76)                              Director

Hersey M. Mason, Jr.              Owner, Mason Realty, Inc.-                     1990             68,148       3.11
(68)                              Middlesex County
                                  Director

Henry C. Rowe, MD                 Physician, Riverside Physician                 1988             10,800        .49
(50)                              Associates-Gloucester
                                  Director

Kenneth E. Smith                  Executive Vice President, Mid-Atlantic         1988             39,460       1.78
(46)                              Community BankGroup,
                                  Incorporated
                                  Director

Thomas Z. Wilke                   Agent, State Farm Insurance-                   1990             18,940        .86
(44)                              Gloucester Point
                                  Director

All present executive officers                                                                   465,486      20.26
and directors as a group (15
persons)


-----------------

     (1) The shares reported as beneficially owned include sole voting shares, shared voting shares, sole investment shares and shared investment shares. Included in shares beneficially owned are shared voting and investment shares as follows: C. F. Bristow, 1,000 shares; J. R. Curtis, 2,600 shares; C. F. Dawson, 400 shares; W. J. Farinholt, 4,540 shares; R. D. Foster, 3,452 shares; K. C. Healy, 300 shares; J. P. Hockaday, 400 shares; J. A. Lombard, Jr., 11,488 shares; G. A. Marston, Jr., 13,500 shares; H. C. Rowe, MD, 5,600 shares; K. E. Smith, 1,260 shares.

     (2) Included in shares beneficially owned are shares that may be acquired within 60 days upon the exercise of stock options held by individuals as follows: C. F. Bristow, 3,000 shares; J. R. Curtis, 2,600 shares;
          C. F. Dawson, 3,080 shares; W. J. Farinholt, 34,000 shares; W. D. Fary, 3,200 shares; R. D. Foster, 5,000 shares; H. M. Healy, 4,600 shares; K. C. Healy, 2,400 shares; J. P. Hockaday, 3,000 shares; J. A. Lombard, Jr., 4,724 shares; H. M. Mason, Jr., 3,000 shares; H. C. Rowe, MD, 4,800 shares; K. E. Smith, 34,000 shares; T.Z. Wilke, 3,040 shares.


         Unless authority is withheld in the proxy, each proxy executed and returned by a shareholder will be voted for the election of the 14 nominees listed above. Proxies distributed in conjunction herewith may not be voted for persons other than the nominees named thereon. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee or nominees recommended by the Board. At this time, the Board knows no reason why any of the nominees listed above may not be able to serve as a director if elected. The proxy also confers discretionary authority upon the persons named therein, or their substitutes, with respect to any other matter that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE NOMINEES BE ELECTED AS DIRECTORS.

Security Ownership of Certain Beneficial Owners

         No one is known to be the beneficial owner of more than five percent (5%) of the issued and outstanding Company Common Stock.

The Board of Directors

         The Board is responsible for the overall performance of the Company and for establishing Company policy. The Board establishes the compensation of all executive officers. Regular meetings of the Board are held each month. The Board held 14 meetings in 1997, including the organizational meeting in April and one special meeting. Each Director attended at least 75% of the total number of meetings of the Board and meetings of committees of which the Director was a member in 1997.

Board Committees

         The Company's bylaws prescribe for one permanent standing committee, the Audit Committee, the principal responsibilities of which are described below.

         The Audit Committee meets on a bi-monthly basis. The Committee met seven times in 1997. Members of the committee include Thomas Z. Wilke, Chairman, Charles F. Bristow, Charles F. Dawson, Robert D. Foster, Jeanne P. Hockaday and Joseph A. Lombard, Jr., DDS. The Audit Committee recommends to the Board the appointment of a firm to serve as independent auditors, subject to ratification by the Board and the shareholders at the Annual Meeting.

         The Company does not have a standing Nomination or Compensation Committee.

         The Chairman of the Board is an ex-officio member of all committees.

Executive Officers

         The Company currently has three Executive Officers:

         Chief Executive Officer. William J. Farinholt has served as President and Chief Executive Officer of the Company and the Bank since 1988. He has more than 25 years of banking experience. He was employed as a bank examiner with the Virginia Bureau of Financial Institutions from 1970 to 1972. He then served as an officer with the Bank of Middlesex, Urbanna, Virginia, from 1972 to 1974. He then served with Citizens and Farmers Bank, West Point, Virginia, from 1974 to 1988, where he was the Senior Vice President in charge of all lending and Secretary of the bank. He is experienced in lending, marketing, branch management and bank operations. He has held various officer positions, including chairman of the Northern Neck-Southside Bankers Association. He also has served on several committees as well as the Board of Directors of the Virginia Bankers Association. He has taught numerous banking classes at Rappahannock Community College. He has also been active in many civic and religious activities. Mr. Farinholt was born in Gloucester County and has a broad knowledge of the Company's general trade area.

         Chief Administrative Officer. Kenneth E. Smith has served as Executive Vice President, Chief Administrative and Chief Financial Officer of the Company and the Bank, with primary oversight of the Company's operations, since 1988. Mr. Smith has 24 years of banking experience. Prior to joining the Company, he served as Compliance Officer and Auditor with Citizens and Farmers Bank, West Point. Prior to that he spent 11 years as a commercial bank examiner with the Federal Reserve Bank of Richmond. He served for two years with The Colonial Bank of Providence Forge, Virginia. Before that he worked as an internal auditor with United Virginia Bank and as a teller with Second National Bank, Richmond, Virginia. He has experience in virtually all areas of the Company, including lending, liquidity management, bank regulations and financial analysis. He has attended various banking schools, is a graduate of the University of Richmond and has taught at Rappahannock Community College.

         Chief Accounting Officer. Kathleen C. Healy serves as Vice President, Chief Accounting Officer and Secretary of the Company. Ms. Healy works with the Chief Administrative Officer and has more specific oversight of the overall accounting area, including the accuracy of financial records and regulatory financial reporting. Prior to joining the Company, she served as office supervisor and insurance producer with an independent insurance agency. She has approximately eight years of banking experience. She is a graduate of the Virginia Bankers Association School of Bank Management and she is a cum laude graduate of the School of Business Administration at the University of Richmond.

Family Relationships

         The husband of Kathleen C. Healy, Chief Accounting Officer, is the nephew of Harry M. Healy, a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and any persons who own more than 10% of Company Common Stock, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of Company Common Stock. Officers and directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such reports furnished to the Company or written representation that no other reports were required, the Company believes that, during fiscal year 1997, all filing requirements applicable to its officers and directors were fulfilled.

Executive Officer Compensation

         The following table presents information concerning the annual and long-term compensation of Messrs. Farinholt and Smith. This table presents compensation for services rendered in all capacities to the Company in 1997, 1996 and 1995.


                           Summary Compensation Table

                                                     Annual Compensation                       Long-Term Compensation
                                                     -------------------                       ----------------------
                                                                                           Securities        All Other
Name and                                                               Other Annual        Underlying      Compensation
Principal Position             Year    Salary ($)     Bonus ($)        Compensation        Options (#)         (b) ($)
------------------             ----    ----------     ---------        ------------        -----------         -------


W. J. Farinholt                1997     106,266         25,000              (a)                 -               1,649
President/Chief                1996     100,651         25,650              (a)                 -               1,501
Executive Officer              1995       86,699        19,464              (a)               10,000            1,777

Kenneth E. Smith               1997       92,942        21,750              (a)                 -               1,442
Executive Vice-                1996       88,675        22,410              (a)                 -               1,321
President/Chief Financial      1995       75,966        17,000              (a)               10,000            1,555
Officer

-------------------
     (a) The value of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

     (b) "All Other Compensation" represents matching contributions by the Company in its 401(k) plan, which was established on March 1, 1995.


Option Grants

         There were no stock options granted to Messrs. Farinholt or Smith in 1997.

Option Exercises and Holdings

         The following table sets forth information with respect to exercised and unexercised options held by such officers as of December 31, 1997. No stock options were exercised by Messrs. Farinholt and Smith in 1997.

                                           Fiscal Year End Option Values

                              Number of Securities Underlying    Value of Unexercised In-The-Money
                                 Unexercised Options at                     Options at
Name                            December 31, 1997 (#)(1)               December 31, 1997 ($)(2)
----                        ---------------------------------    ---------------------------------
                            Exercisable        Unexercisable        Exercisable        Unexercisable
                            -----------        -------------        -----------        -------------

W. J. Farinholt                17,000                -                307,750               -
Kenneth E. Smith               17,000                -                307,750               -


-------------------
     (1) The total number of securities underlying unexercised options do not reflect a two-for-one stock split on March 16, 1998.

     (2) The value of unexercised in-the-money options at fiscal year end was calculated by determining the difference between (i) the fair market value of the Company Common Stock underlying the options at December 31, 1997 ($32.00 per share) and (ii) the exercise price of the options.


Employment Agreements

         Messrs. Farinholt and Smith entered into employment agreements with the Company effective as of November 29, 1988. The Agreements are general in nature and have few conditions relative to current or ongoing employment conditions. However, these agreements provide that in the event the Company, acting through either its shareholders or its Directors, sells or disposes of the controlling interest in the Company to a conglomerate or "bank holding company" (as such term is defined in Article I of Title 6.1 of the Code of Virginia, as amended), with the result that the Company is either 50% or more owned or controlled by such entity (provided that the respective bank officer, at the time of such transaction, is employed at either his current position or an equal or higher ranking position of the Company) each such officer shall be entitled to receive from the Company $150,000. Restrictive covenants contained in each agreement require that such payment shall be paid in addition to any and all normal compensation payable at the time of such transaction, but also shall be dependent upon the sale price of the Company being equal to at least 1.75 times the then current "book value" of the Company Common Stock as determined by the independent accounting firm being utilized by the Company at the time of such sale of the Company. As incentive for the Company's officers to remain in the employ of the Company and as protection for the Company from the Company's officers' leaving the Company's employ, absent a sale of the Company as defined above, each agreement provides that if the officer voluntarily leaves the employ of the Company without there being any such sale of the Company, he may not become employed with or work in any office of any financial institution (bank, savings bank, savings and loan association or credit union) that is located in Gloucester, Mathews, or Middlesex counties.

Directors Compensation

         Each Director was paid a fee of $350 for each Board meeting attended and $175 for each Board Committee meeting attended in 1997. The total expense to the Company for directors' fees in 1997 was $93,100.

Interest of Management in Certain Transactions

         The Company's officers, directors and other corporations, business organizations and persons with which certain of the Company's officers and directors are associated customarily have banking transactions with the Company. During 1997 loans to related parties amounted to $1,143,484. New loans made to related parties during this same period totaled $788,070, with repayments of $393,165. All such transactions have been made in the ordinary course of business on substantially the same terms, including interest rates and security for loans, as those prevailing at the time for comparable transactions with others and have not involved more than the normal risk of collectibility or presented other unfavorable features.


                                 APPROVAL OF THE
                     MID-ATLANTIC COMMUNITY BANKGROUP, INC.
                               1998 INCENTIVE PLAN

Introduction

         On March 17, 1998, the Board of the Company approved the 1998 Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended to provide a means for selected key employees and directors of the Company to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and directors and strengthening their desire to remain with the Company. References to "the Company" in this section will include any subsidiary corporation.

         The principal features of the Incentive Plan are summarized below. The summary is qualified by reference to the complete text of the Incentive Plan, which is attached as Exhibit A.

General

         The Incentive Plan authorizes the issuance of up to 75,000 shares of Company Common Stock to assist the Company in recruiting and retaining key management personnel. The Incentive Plan will permit the award of Incentive Stock Options and Non-Qualified Stock Options to directors and eligible officers and key employees upon such terms as the Board may determine, consistent with the terms of the Incentive Plan. No stock options have been issued yet under the Incentive Plan, and the benefits receivable by directors and employees of the Company under the Incentive Plan are not determinable.

Administration

         The Incentive Plan will be administered by the Board. The Board has the sole discretion, subject to certain limitations, to interpret the Incentive Plan; to select Incentive Plan participants; to determine the type, size, terms and conditions of awards under the Incentive Plan; to authorize the grant of such awards; and to adopt, amend and rescind rules relating to the Incentive Plan. All determinations of the Board are conclusive. All expenses of administering the Incentive Plan will be borne by the Company.

Eligibility

         Any director, officer or employee of the Company or its subsidiaries who, in the judgment of the Board, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or a subsidiary is eligible to participate in the Incentive Plan.

Individual Agreements

         The Board has broad authority to fix the terms and conditions of the individual agreements with participants. All awards granted under the Plan are intended to comply with the applicable requirements of Rule 16b-3 promulgated under the Exchange Act, which exempts, grants and awards under qualifying employee benefit plans from certain "short-swing" profit recovery provisions of the Exchange Act.

Shares Available

         Subject to the provisions of the Incentive Plan providing for proportional adjustments in the event of various changes in the capitalization of the Company, no more than 75,000 shares of authorized but unissued Company Common Stock may be issued pursuant to the Incentive Plan. Any shares of Company Common Stock subject to an Incentive Stock Option or Non-Qualified Stock Option that are not issued prior to the expiration of such awards will again be available for award under the Incentive Plan.

Incentive Stock Options and Non-Qualified Stock Options ("Options")

         The Board may authorize the grant of either Incentive Stock Options ("ISOs"), as defined under Section 422 of the Internal Revenue Code of 1986, as amended, or Non-Qualified Stock Options ("NQSOs"), which are subject to certain terms and conditions including the following: (1) the option price per share will be determined by the Board, but for ISOs will not, in any event, be less than 100 percent of the fair market value of Company Common Stock on the date that the Option is granted; (2) the term of the Option will be fixed by the Board, but the maximum period in which an ISO may be exercised shall not, in any event, exceed ten years from the date that the ISO is granted; (3) Options will not be transferable other than by will or the laws of descent and distribution;
(4) the purchase price of Company Common Stock issued upon exercise of an Option will be paid in full to the Company at the time of the exercise of the Option in cash, or at the discretion of the Board, by surrender to the Company of previously acquired shares of Company Common Stock, which will be valued at the fair market value of such shares on the date preceding the date that the Option is exercised; (5) an Option may expire upon termination of employment or within a specified period of time after termination of employment as provided by the Board; (6) the aggregate fair market value (determined on the date of grant) of the shares of Company Common Stock with respect to which ISOs are exercisable for the first time by any individual during any calendar year shall not exceed $100,000; and (7) the Board may elect to cash out all or part of the portion of any Option to be exercised by a participant by payment in cash or Company Common Stock of an amount determined in accordance with the Plan.

Change of Control

         At the discretion of the Board, in the event of a Change in Control, any outstanding Option may become fully exercisable and vested to the full extent of the original grant. Under the Incentive Plan, a "Change of Control" shall be deemed to have taken place if (i) a third person, excluding certain directors of the Company, but including a "group" as defined in Section 13(d)(3) of the Exchange Act becomes the beneficial owner of shares of Company Common Stock having 20% or more of the total number of votes that may be cast for the election of directors of the Company, or (ii) as the result of, or in connection with, any cash or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of the Company or any successor to the Company.

Amendment or Termination

         The Board may amend or terminate the Incentive Plan; however, no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to Options, (ii) materially increases the benefits to participants under the Incentive Plan, or (iii) materially changes the requirements as to eligibility for participation in the Incentive Plan. No amendment shall, without a participant's consent, adversely affect any rights of such participant under any Option outstanding at the time that such amendment is made. No amendment shall be made if it would disqualify the Incentive Plan from the exemption provided by Rule 16b-3.

Duration of Plan

         No Option may be granted under the Incentive Plan after March 17, 2008. Options granted before March 17, 2008, shall remain valid in accordance with their terms.

Tax Status

         Under current federal income tax laws, the principal federal tax consequences to participants and to the Company of the grant and exercise of ISOs and NQSOs, pursuant to the provisions of the Incentive Plan, are summarized below.

         Incentive Stock Options. An employee will generally not recognize income on receipt or exercise of an ISO so long as he or she has been an employee of the Company or its subsidiaries from the date that the Option was granted until three months before the date of exercise; however, the amount by which the fair market value of the Company Common Stock at the time of exercise exceeds the option price is a required adjustment for purposes of the alternative minimum tax applicable to the employee. If the employee holds the Company Common Stock received upon exercise of the Option for one year after exercise (and for two years from the date of grant of the Option), any difference between the amount realized upon the disposition of the stock and the amount paid for the stock will be treated as long-term capital gain (or loss, if applicable) to the employee. If the employee exercises an ISO and satisfies these holding period requirements, the Company may not deduct any amount in connection with the ISO.

         In contrast, if an employee exercises an ISO but does not satisfy the holding period requirements with respect to the Company Common Stock acquired on exercise, the employee generally will recognize ordinary income in the year of the disposition equal to the excess, if any, of the fair market value of the Company Common Stock on the date of exercise over the option price; and any excess of the amount realized on the disposition over the fair market value on the date of exercise will be taxed as long- or short-term capital gain (as applicable). If, however, the fair market value of the Company Common Stock on the date of disposition is less than on the date of exercise, the employee will recognize ordinary income equal only to the difference between the amount realized on disposition and the option price. In either event, the Company will be entitled to deduct an amount equal to the amount constituting ordinary income to the employee in the year of the premature disposition.

         Non-Qualified Stock Options. NQSOs granted under the Incentive Plan are not taxable to a participant at grant but result in taxation at exercise, at which time the individual will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the Company Common Stock on the exercise date. The Company will be entitled to deduct a corresponding amount as a business expense in the year that the participant recognizes this income.

THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE 1998 INCENTIVE PLAN. AN AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING IS REQUIRED FOR APPROVAL OF THIS PROPOSAL.


                    RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors, upon recommendation by the Company's Audit Committee, has appointed Yount, Hyde & Barbour, P.C., independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1998 and further directed that the selection of the auditors be submitted for ratification by the shareholders at the Annual Meeting.

         The Company's principal accountant for the fiscal year ending December 31, 1997, Smith & Eggleston, P.C., declined to stand for reelection in 1998 as of March 31, 1998. The report of Smith & Eggleston, P.C. on the Company's financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles. During the last two fiscal years and the subsequent interim period, there were no disagreements with Smith & Eggleston, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Smith & Eggleston, P.C., would have caused it to make a reference to the subject matter of the disagreements in connection with its report. The Company has not been advised by Smith & Eggleston, P.C. of any reportable events that occurred during the last two fiscal years or the subsequent interim period.

         Representatives from Smith & Eggleston, P.C. and Yount, Hyde & Barbour are expected to be present at the Annual Meeting. Each will have the opportunity to make a statement, if they desire to do so, and each will be expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF YOUNT, HYDE & BARBOUR, P.C. AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998.


                              SHAREHOLDER PROPOSALS

          Any proposal which a shareholder wishes to have presented at the next annual meeting of shareholders, to be held in April 1999, must be received by the Company no later than December 1, 1998. If such proposal complies with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth in the form of proxy issued for the next annual meeting of shareholders. It is urged that any such proposals be sent by certified mail, return receipt requested.


                     ANNUAL REPORT AND FINANCIAL STATEMENTS

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997 accompanies this Proxy Statement. Additional copies may be obtained by written request to the Secretary of the Company at the address indicated below. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST OF ANY PERSON WHO, ON THE RECORD DATE, WAS RECORD OWNER OF COMPANY COMMON STOCK OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS ON SUCH DATE THE BENEFICIAL OWNER OF SUCH STOCK ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS, THE COMPANY WILL FURNISH TO SUCH PERSON, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 AND ITS QUARTERLY REPORTS ON FORM 10-QSB AND THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO KATHLEEN C. HEALY, SECRETARY, MID-ATLANTIC COMMUNITY BANKGROUP, INCORPORATED, P.O. BOX 416, 14833 GEORGE WASHINGTON MEMORIAL HIGHWAY, GLENNS, VIRGINIA 23149. THE FORM 10-KSB AND QUARTERLY REPORTS ON FORM 10-QSB ARE NOT PART OF THE PROXY SOLICITATION MATERIALS.


                                  OTHER MATTERS

         The Board of Directors of the Company is not aware of any other matters that may come before the Annual Meeting. However, the proxies may be voted with discretionary authority with respect to any other matters that may properly come before the Annual Meeting.

                                                                       Exhibit A

                     MID-ATLANTIC COMMUNITY BANKGROUP, INC.
                               1998 INCENTIVE PLAN
                                   AS AMENDED

                                    ARTICLE I
                                   Definitions

         1.01 Affiliate means subsidiary of the Company. For this purpose, "subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option one or more of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in such corporation.

         1.02 Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option granted to such Participant.

         1.03 Board means the Board of Directors of the Company.

         1.04 Code means the Internal Revenue Code of 1986 and any amendments thereto.

         1.05 Common Stock means the common stock of the Company.


         1.06 Company means Mid-Atlantic Community BankGroup, Inc.


         1.07 Fair Market Value means, on any given date, (i) the mean between the bid and asked prices of the Common Stock for such date or, if the Common Stock was not traded on such day, then on the next preceding day that the Common Stock was so traded, or (ii) in the event the Board determines that the bid and asked prices for the Common Stock are not available to do not provide an accurate measure of Fair Market Value, such other amount as the Committee shall determine based upon a good faith method of valuation to be the Fair Market Value.

         1.08 Option means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.

         1.09 Participant means an employee or Director of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the Board to receive an Option.

         1.10 Plan means the Mid-Atlantic Community BankGroup, Inc. Incentive Plan.


                                   ARTICLE II
                                    Purposes

         The Plan is intended to foster and promote the long-term growth and financial success of the Company and its Affiliates by assisting the Company in recruiting and retaining Directors and key employees with ability and initiative by enabling individuals who contribute significantly to the Company or an Affiliate to participate in its future success and to associate their interests with those of the Company. The proceeds received by the Company from the sale of Common Stock pursuant to this Plan shall be used for general corporate purposes. The Plan is not expected to have any material effect on the value of issued and outstanding shares of the Company's Common Stock.

         The Plan is intended to enable stock options granted under the Plan to qualify as incentive stock options ("Incentive Stock Options") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

                                   ARTICLE III
                                 Administration

         3.01 The Board. The Plan shall be administered by the Board. The Board shall have authority to grant Options upon such terms (not inconsistent with the provisions of this Plan) as the Board may consider appropriate. Such terms may include conditions (in addition to those contained in the Plan) on the exercisability of all or any part of an Option. In addition, the Board shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Board shall not be construed as limiting any power or authority of the Board. Any decision made, or action taken, by the Board in connection with the administration of this Plan shall be final and conclusive. No member of the Board shall be liable for any act done in good faith with respect to this Plan or any Agreement or Option. All expenses of administering this Plan shall be borne by the Company.

                                   ARTICLE IV
                                   Eligibility

         4.01 General. Any Director or employee of the Company or of any Affiliate (including any corporation that becomes an Affiliate after the adoption of this Plan) who, in the judgment of the Board, has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate may receive one or more Options.

         4.02 Grants. The Board shall designate individuals to whom Options are to be granted and will specify the number of shares of Common Stock subject to each grant. All Options granted under this Plan shall be evidenced by Agreements which shall be subject to applicable provisions of this Plan and to such other provisions as the Board may adopt.

                                    ARTICLE V
                             Shares Subject to Plan

         Upon the exercise of any Option, the Company may deliver to the Participant authorized but unissued Common Stock. The maximum aggregate number of shares of Common Stock that may be issued pursuant to the exercise of Options under this Plan is 75,000, subject to the adjustment as provided in Article XII. If an Option is cancelled by mutual agreement of the Company and a Participant or terminated, in whole or in part, for any reason other than its exercise, the number of shares of Common Stock allocated to the Option or portion thereof may be reallocated to other Options to be granted under this Plan.

                                   ARTICLE VI
                            Tax Character of Options

         The Board shall have the discretion to designate whether Options shall be Incentive Stock Options or non-statutory options. To the extent that an Option exceeds the limitation described in Article X, the Option shall not be an Incentive Stock Option.

                                   ARTICLE VII
                                      Price

         The price per share paid by a Participant for Common Stock purchased on the exercise of an Incentive Stock Option shall be equal to the Fair Market Value per share of the Company's Common stock on the date the Option is granted. In the discretion of the Board, the price per share paid by a Participant in connection with a non-statutory stock Option may be less then at the Fair Market Value per share of the Company's Common Stock on the date the Option is granted.

                                  ARTICLE VIII
                               Exercise of Options

         8.01 Maximum Option Period. No Option shall be exercisable after the expiration of ten years from the date Option was granted. The Board, at the time of grant, may direct that an Option be exercisable for a period of less than such maximum period.

         8.02 Nontransferability. Any Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the Option is granted, the Option may be exercised only the Participant. No right or interest of the Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

         8.03 Employee Status. In the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Board may decide in each case to what extent leaves of absences for governmental or military service, illness, temporary disability, or other reason shall not be deemed interruptions of continuous employment.

                                   ARTICLE IX
                          Method of Exercise of Options

         9.01 Exercise. Subject to the provision of Articles VIII and XIII, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Board shall determine. An Option granted under this Plan may be exercised with respect to any number of whole shares equal to or less than the full number for which the Option could be exercised. Any partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan with respect to remaining shares subject to the Option.

         9.02 Payment. Payment of the Option price shall be made in cash or a cash equivalent acceptable to the Board or, unless an Agreement provides otherwise, payment of all or part of the Option price may be made by surrendering shares of Common Stock to the Company. If Common Stock is used to pay all or part of the Option price, the shares surrendered must have a Fair market Value (determined as of the day preceding the date of exercise) that is not less than such price or part thereof.

         9.03 Shareholder rights. No Participant shall, as a result of receiving an Option, have any rights as a shareholder until the date he exercises such Option.

                                    ARTICLE X
                     Limitations on Incentive Stock Options

         No Incentive Stock Option shall be granted to any optionee which would cause the aggregate Fair Market Value of the stock with respect to which Incentive Stock Options are exercisable by such optionee for the first time during any calendar year to exceed $100,000. For the purposes of this Article, Incentive Stock Options include all Incentive Stock Options under plans of the Company and its Affiliates.

                                   ARTICLE XI
                                Change in Control

         11.01 Options. Each Option that is outstanding on a Control Change Date shall be exercisable in whole or in part on that date and thereafter during the remainder of the option period stated in the Agreement. In lieu of exercising an Option, a Participant may elect, by written notice to the Company within sixty days after the Change in Control Date, to receive, in exchange for the cancellation of the Option or any portion thereof, a cash payment equal to the difference between the Fair Market value of the number of shares for which the Option is cancelled and the aggregate option price of those shares.

         11.02 Change in Control. A Change in Control occurs if, after the date of the Agreement, (i) any person who is not a Director of the Company on the date that this Plan is adopted by the shareholders of the Company, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the owner or beneficial owner of Company securities having 20% or more of the combined voting power of the then outstanding Company securities that may be cast for the election of the Company's directors (other than as a result of an issuance of securities initiated by the Company, or open market purchases approved by the Board, as long as the majority of the Board approving the purchases is a majority at the time the purchases are made); or (ii) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were Directors of the Company before such transactions cease to constitute a majority of the Company's Board, or any successor's board, within two years of the last of such transactions; or (iii) with respect to a Participant employed by an Affiliate, an event occurs with respect to the employer such that, after the event, the employer is no longer an Affiliate and the Participant is not longer employed by the Company or an Affiliate. For purposes of this Agreement, the Control Change Date is the date on which an event described in (i), (ii) or
(iii) occurs. If a Change in Control occurs on account of a series of transactions, the Control Change Date is the date of the last of such transactions.

                                   ARTICLE XII
                     Adjustment Upon Change in Common Stock

         Should the Company effect one or more stock dividends, stock split-ups, subdivisions or consolidations of shares, the number of shares as to which Options may be granted under this Plan shall be proportionately adjusted and the terms of Options shall be adjusted as the Board shall determine to be equitably required. Any determination made under this Article XII by the Board shall be final and conclusive.

         The issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, Options.

                                  ARTICLE XIII
                             Compliance with Law and
                          Approval of Regulatory Bodies

         No Option shall be exercisable, no Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, an no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitations, withholding tax requirements) and the rules of all domestic stock exchanges on which the Company's shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Option is exercised may bear such legends and statements as the Board may deem advisable to assure compliance with federal and state laws and regulations. No Option shall be exercisable, no Common Stock shall be issued, no certificate for shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Board may deem advisable from regulatory bodies having jurisdiction over such matters.

                                   ARTICLE XIV
                               General Provisions

         14.01 Effect of Employment. Neither the adoption of this Plan, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.

         14.02 Unfunded Plan. The Plan, insofar as it provides for grants shall be unfunded, and neither the Company nor any Affiliate shall be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company or an Affiliate to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company or an Affiliate shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company or an Affiliate.

         14.03 Rules of Construction. Headings are given to the articles of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulations, or other provision of law shall be construed to include any amendment to or successor of such provision of law.

                                   ARTICLE XV
                                    Amendment

         The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if the amendment (i) materially increases the aggregate number of shares that may be issued pursuant to Options, (ii) materially increases the benefits accruing to Participants under the Plan, or (iii) materially changes the class of employees eligible to become Participants. No amendment shall, without a Participant's consent, adversely affect any rights of such Participant under an Option or Restricted Stock award outstanding at the time such amendment is made.

                                   ARTICLE XV
                                Duration of Plan

         No Option may be granted under this Plan after March 17, 2008. Options granted before such date shall remain valid in accordance with their terms.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                OF MID-ATLANTIC COMMUNITY BANKGROUP, INCORPORATED
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                 April 28, 1998


         The undersigned hereby appoints Joseph A. Lombard, Jr., DDS, W. J. Farinholt and Thomas Z. Wilke, and any one of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution in each, to vote in the name and place of the undersigned, with all the powers which the undersigned would possess if personally present, all of the Common Stock of MID-ATLANTIC COMMUNITY BANKGROUP, INCORPORATED held of record by the undersigned on March 27, 1998 at the Annual Meeting of Shareholders to be held at the Abingdon Ruritan Club, on Guinea Road, Bena, Virginia, on April 28, 1998 at 7:00 P.M. and at any and all adjournments thereof, in acting upon the following matters:

     1.   Election of Charles F. Bristow, John R. Curtis, Charles F. Dawson, W.
          J. Farinholt, William D. Fary, Robert D. Foster, Harry M. Healy, Jeanne P. Hockaday, Joseph A. Lombard, Jr., George A. Marston, Jr., Hersey M. Mason, Jr., Henry C. Rowe, Kenneth E. Smith and Thomas Z. Wilke for a term of one year.

         |_|      FOR all named nominees          |_|      WITHHOLD AUTHORITY
                  (except as marked to the                 to vote for all named
                  contrary)                                nominees

          Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.

                    ----------------------------------------

     2.   Approval of the Company's 1998 Incentive Plan.


          |_|  FOR                |_|  AGAINST                 |_|  ABSTAIN


     3. Ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent auditors for 1998.


           |_|  FOR               |_|  AGAINST                 |_|  ABSTAIN

          (Continued and to be signed and dated on the reverse side and returned promptly in the enclosed envelope)


     4. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.


         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3.



        The undersigned hereby acknowledge(s) receipt of the Notice of Meeting and Proxy Statement dated April 3, 1998


                                              ------------------------------
                                                       Signature

                                              ------------------------------
                                                         Date

                                              ------------------------------
                                                       Signature

                                              ------------------------------
                                                          Date

        Please sign exactly as your name appears hereon. Joint owners should each sign personally, or if one signs, he should attach evidence of his authority. When signing as executor, administrator, corporate officer, attorney, agent, trustee or guardian, etc., please give full title as such. PLEASE SIGN, DATE AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED ENVELOPE.






Annual Shareholder Meeting Attendance RSVP:

|_| Yes, I/we will attend.

      ______ number attending

|_| No, I/we will not attend.